[Letterhead of Shefksy Froelich & Devine Ltd.]


                                            July 8, 1996

Continental Waste Industries, Inc.
67 Walnut Avenue
Suite 103
Clark, New Jersey 07066

         Re:      Continental Waste Industries, Inc.
                  Registration Statement on Form S-3

Gentlemen:

     We have acted as special securities counsel to Continental Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 filed on July 8, 1996 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 646,820 shares of the Company's common stock, par value $0.0006 which were previously issued by the Company to the individuals set forth under the heading "Selling Stockholders" in the Registration Statement (the "Existing Shares"), and 89,999 shares of the Company's common stock which are issuable upon exercise of warrants by the holders thereof (the "Warrant Shares" collectively with the Existing Shares, the "Shares") . All of the Shares are being offered on behalf of certain selling stockholders as set forth in the Registration Statement (the "Selling Stockholders"). In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

     For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) the warrant agreements evidencing the Warrant Shares (the "Warrant Agreements"); and
(v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

     We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

     We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

     On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Existing Shares are validly issued, fully-paid, and nonassessable and the Warrant Shares, when issued in accordance with the terms of the Warrant Agreements for the consideration set forth therein will be validly issued, fully-paid and nonassessable..

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quote to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                           Respectfully submitted,

                                           SHEFSKY, FROELICH & DEVINE LTD.

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